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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF PHARMACOPEIA, INC.

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
Chemical Design Holdings plc                                  (United Kingdom)
Chemical Design Inc.                                          (New Jersey)
Chemical Design International Limited                         (United Kingdom)
Chemical Design Limited                                       (United Kingdom)
Chemical Design SARL                                          (France)
Chemical Design Supplies Limited                              (United Kingdom)
Chemical Design West Coast Inc.                               (California)
Genetics Computer Group Inc.                                  (Wisconsin)
Health Designs, Inc.                                          (New York)
Accelrys GmbH                                                 (Germany)
Accelrys Inc.                                                 (Delaware)
Accelrys Limited                                              (United Kingdom)
Accelrys SARL                                                 (France)
Oxford Molecular Group, Inc.                                  (Delaware)
Oxford Molecular Limited (UK)                                 (United Kingdom)
Oxford Molecular SA                                           (France)
Synomics Limited                                              (United Kingdom)
Synopsys Scientific Systems Limited                           (United Kingdom)